UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2019

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

220 South Sixth Street, Suite 1200, Minneapolis, MN 55402
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to Amended and Restated Indenture

On December 31, 2019, GWG Holdings, Inc. (“GWG” or the “Company”), GWG Life, LLC, a wholly owned subsidiary of the Company (“GWG Life”), and Bank of Utah, as trustee (the “Trustee”), entered into Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Indenture, dated as of October 23, 2017, among the Company, GWG Life and the Trustee (as amended, the “Indenture”).

The Amendment amended the Debt Coverage Ratio in the Indenture (and added or revised associated definitions) to provide the Company with the ability to incur indebtedness (directly or through a subsidiary of the Company) that is payable in capital stock of the Company or mandatorily convertible into or exchangeable for capital stock of the Company that would be excluded from the calculation of the Debt Coverage Ratio (which would constitute “Excluded Indebtedness” under the Debt Coverage Ratio). Also included in the definition of Excluded Indebtedness (and thus also excluded from the calculation of the Debt Coverage Ratio) is indebtedness that is reasonably expected to be converted or exchanged, directly or indirectly, into capital stock of the Company. This category of Excluded Indebtedness only includes indebtedness where the transaction agreements provide that in the event the indebtedness does not convert into, or is exchanged for, capital stock of the Company as provided in the transaction agreements, the indebtedness would be cancelled and any assets received in exchange for the issuance of the indebtedness would be returned.

The Amendment excludes from the calculation of the Debt Coverage Ratio any indebtedness of The Beneficient Company Group, L.P., a Delaware limited partnership (“Beneficient LP”), and its direct and indirect subsidiaries, as well as the value of the assets of Beneficient LP and its direct and indirect subsidiaries. To avoid lengthy and costly quarterly valuation studies, the Amendment provides that the Company’s investment in Beneficient is valued at its original cost basis and any commercial loans made by the Company to Beneficient is included at their outstanding principal amount. The Amendment also provides that the Debt Coverage Ratio is measured on a quarterly basis.

The Amendment is intended to provide the Company with greater flexibility to finance and to anticipate the potential impacts of its expanding relationship with Beneficient LP. Management expects that the Amendment will strengthen its compliance with the Debt Coverage Ratio.

Finally, the Amendment amends the definition of “Pricing Model” to reflect the fact that the Company now uses the life insurance pricing model owned by ClariNet LS rather than the pricing model owned by Modeling Actuarial Pricing Systems, Inc.

Preferred Series A Unit Account and Common Unit Investment Agreement; Exchange Agreement

On December 31, 2019, the Company, Beneficient LP, Beneficient Company Holdings, L.P., a Delaware limited partnership of which Beneficient LP owns all of the outstanding common units and serves as its general partner (“BCH”), and Beneficient Management, L.L.C., a Delaware limited liability company and the general partner of Beneficient LP (“Beneficient Management”), entered into a Preferred Series A Unit Account and Common Unit Investment Agreement (the “Investment Agreement”).

Pursuant to the Investment Agreement, the Company transferred $79 million to Beneficient LP in return for 666,667 common units of Beneficient LP and a Preferred Series A Subclass 1 Unit Account of BCH.

In connection with the Investment Agreement, the Company acquired the right to appoint a majority of the board of directors of Beneficient Management, the general partner of Beneficient LP. As a result, the Company expects to report the results of Beneficient LP and its subsidiaries on a consolidated basis beginning with the Company’s audited consolidated financial statements for the year ended December 31, 2019. The Company’s right to appoint a majority of the board of directors of Beneficient Management will terminate in the event (i) the Company’s ownership of the fully diluted equity of Beneficient LP (excluding equity issued upon the conversion or exchange of Preferred Series A Unit Accounts of BCH held as of December 31, 2019 by parties other than the Company) is less than 25%, (ii) the Continuing Directors of the Company cease to constitute a majority of the board of directors of the Company, or (iii) certain bankruptcy events occur with respect to the Company. The term “Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who: (1) was a member of the board of directors on December 31, 2019; or (2) was nominated for election or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such nomination or election.

Beneficient Management has an executive committee, a nominating committee and a community reinvestment committee. The board of directors of Beneficient Management has the right to appoint two members of these committees, and an entity affiliated with Brad K. Heppner, the Company’s Chairman, has the right to appoint the other two members of these committees. The entity affiliated with Mr. Heppner also has the right to appoint the Chairman of the Board and of each of the committees. The Beneficient Management executive committee has the right to approve certain transactions on behalf of Beneficient Management and Beneficient LP and its subsidiaries, including: (i) the incurrence of debt; (ii) the issuance of equity interests of Beneficient LP or any subsidiary equal to 5% or more of the fully diluted equity of such entity or that have preferred terms to the common equity of Beneficient LP, except in connection with any trust instrument or product offered by Beneficient LP or its affiliates; (iii) the adoption of a shareholder or unitholder rights plan by Beneficient LP or any subsidiary thereof; (iv) the amendment, supplement, waiver, or modification of Beneficient LP’s limited partnership agreement, the BCH limited partnership agreement or the organizational documents of any subsidiary of the foregoing other than any common law or statutory trusts created to facilitate the financing, acquisition, contribution, assignment or holding of alternative assets; (v) the exchange or disposition of a majority or more of the assets, taken as a whole, of Beneficient LP or any subsidiary thereof in a single transaction or a series of related transactions; (vi) the exchange or disposition of a majority or more of the assets, taken as a whole, of Beneficient Management or any subsidiary thereof in a single transaction or a series of related transactions; (vii) the execution by Beneficient LP, Beneficient Management or any subsidiary thereof of any contracts or of any amendment, supplement, waiver or modification of any existing contract, which would materially change the nature of the business of Beneficient Management and its affiliates; (viii) materially or commercially substantive changes to or creation of an employee incentive or benefit plan of Beneficient Management, Beneficient LP or any subsidiary thereof; (ix) the merger, sale or other combination of Beneficient LP, Beneficient Management or any subsidiary thereof with or into any other person or entity; (x) the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of Beneficient LP or any subsidiary thereof; (xi) the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of Beneficient Management or any subsidiary thereof; (xii) the removal without cause of a chief executive officer or any other executive officer of Beneficient Management, Beneficient LP or any operating subsidiary thereof; (xiii) the termination of employment of any other officer of Beneficient Management, Beneficient LP or any operating subsidiary thereof or the termination of the association of a partner, member, manager or director of any subsidiary of Beneficient LP, in each case, without cause; (xiv) the liquidation or dissolution of Beneficient Management, Beneficient LP or any operating subsidiary thereof; (xv) the withdrawal or removal of Beneficient Management as the general partner of Beneficient LP or the direct or indirect transfer of beneficial ownership of all or any part of a general partner interest in Beneficient LP; (xvi) any determination by Beneficient Management, acting as general partner of Beneficient LP, related to the removal or replacement of the general partner under Beneficient LP’s limited partnership agreement; (xvii) the entry into any material or commercially substantive agreement with a related party; (xviii) the creation of any new and materially or commercially substantively different trust instrument or product, or any materially or commercially substantive change, amendment, supplement, waiver or modification to the terms or provision of any existing trust product, offered by Beneficient LP or any of its affiliates to the extent regulated by the Texas Finance Commission or other state, federal or non-U.S. regulator with direct or indirect jurisdiction over Beneficient LP or such affiliate or such product, other than any change or modification to any exhibit or schedule to any trust instrument or product; or (xix) the bankruptcy of Beneficient LP.

Following the transaction, and as agreed in the Investment Agreement, the Company had an initial capital account balance for the Preferred Series A Subclass 1 Unit Account of $319 million. The other holders of the Preferred Series A Subclass 1 Unit Accounts are certain founders of Beneficient LP, and the aggregate capital accounts of all holders of the Preferred Series A Subclass 1 Unit Accounts after giving effect to the investment by the Company is $1.569 billion. The Company’s Preferred Series A Subclass 1 Unit Account is the same class of preferred security as held by the founders. If the founders exchange their Preferred Series A Subclass 1 Unit Accounts for securities of the Company, the Company’s Preferred Series A Subclass 1 Unit Account would be converted into common units of Beneficient LP (so neither the Company nor the founders would hold Preferred Series A Subclass 1 Unit Accounts).

In addition, on December 31, 2019, the Company, Beneficient LP and certain holders of common units of Beneficient LP (the “Common Units”) entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which certain holders of Common Units from time to time have the right, on a quarterly basis, to exchange their Common Units for common stock of the Company. The exchange ratio in the Exchange Agreement is based on the ratio of the capital account associated with the Common Units to be exchanged to the market price of the Company’s common stock based on the volume weighted average price of the Company’s common stock for the five consecutive trading days prior to the quarterly exchange date. The Exchange Agreement is intended to facilitate the marketing of Beneficient LP’s products to holders of alternative assets.

The terms and conditions of the transactions described under this “Item 1.01 Entry into a Material Definitive Agreement -- Preferred Series A Unit Account and Common Unit Investment Agreement; Exchange Agreement” were negotiated and approved by the previously disclosed Special Committee of the Board of Directors of the Company with the assistance of independent legal and financial advisors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment No. 2 to the Indenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: January 7, 2020	By:	/s/ Timothy Evans
	Name:	Timothy Evans
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Amendment No. 2 to the Indenture

5